Exhibit 10.14

Execution Version

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (“Agreement”) is dated as of September 27, 2007, and entered into by and among ERICKSON AIR-CRANE INCORPORATED (the “Company”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), in its capacity as administrative agent for the First Lien Obligations (as defined below), including its successors and assigns from time to time (the “First Lien Administrative Agent”) and D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P. (“DBZ”), in its capacity as administrative agent for the Second Lien Obligations (as defined below), including its successors and assigns from time to time (the “Second Lien Administrative Agent”) and acknowledged and agreed to by the Company and the Grantors (as defined below).  Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The Company, the lenders and agents party thereto, and KeyBank, as Administrative Agent, have entered into that Credit Agreement dated as of the date hereof providing for a revolving credit facility and letter of credit facility (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “First Lien Credit Agreement”);

The Company, the lenders and agents party thereto, and DBZ, as Lead Arranger and Bookrunner and Administrative Agent, entered into that Credit Agreement dated as of the date hereof providing for a term loan (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Second Lien Credit Agreement”);

Pursuant to the First Lien Credit Agreement, the Company has agreed to cause certain current and future domestic Subsidiaries of the Company (the “Guarantor Subsidiaries”) to agree to guaranty the First Lien Obligations pursuant to a Subsidiary Guaranty (the “First Lien Subsidiary Guaranty”);

The obligations of the Company under the First Lien Credit Agreement and any Hedge Agreements with the First Lien Lenders (or any of their affiliates) and the obligations of the Guarantor Subsidiaries under the First Lien Subsidiary Guaranty will be secured on a first priority basis by liens on substantially all the assets of the Company, the Guarantor Subsidiaries and the stock in the Company pledged by the Sponsors (as defined below) pursuant to the terms of the First Lien Collateral Documents;

The obligations of the Company under the Second Lien Credit Agreement will be secured on a second priority basis by liens on certain assets of the Company pursuant to the terms of the Second Lien Collateral Documents;

The First Lien Loan Documents and the Second Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In order to induce the First Lien Administrative Agent and the First Lien Claimholders to consent to the Company incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor, the Second Lien Administrative Agent on behalf of the Second Lien Claimholders has agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions.

1.1                               Defined Terms.  As used in the Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.  Without limiting the generality of the foregoing, in determining whether a Person is controlled by a Grantor, such Person shall be deemed to be controlled by a Grantor if such Grantor possesses, directly or indirectly, power to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Cap Amount” means $65,000,000, plus the Company’s obligations under any Hedge Agreements.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Second Lien Collateral.

“Company” has the meaning assigned to that term in the Preamble to this Agreement.

“Comparable Second Lien Collateral Document” means, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document, the Second Lien Loan Document that creates a Lien on the same Collateral, granted by the same Grantor.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the operations of the Company and/or its Affiliates and not for speculative purposes.

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of First Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)                                  payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Lien Loan Documents and constituting First Lien Obligations;

(b)                                 payment in full in cash of all Hedging Obligations constituting First Lien Obligations and the expiration or termination of all Hedge Agreements included in the First Lien Obligations or the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable counterparty;

(c)                                  payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(d)                                 termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations; and

(e)                                  termination or cash collateralization (in an amount and manner reasonably satisfactory to the First Lien Administrative Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the First Lien Loan Documents and constituting First Lien Obligations.

“Disposition” has the meaning assigned to that term in Section 5.1(a)(2).

“First Lien Administrative Agent” has the meaning assigned to that term in the Preamble to this Agreement.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at that time, including the First Lien Lenders and the agents under the First Lien Loan Documents.

“First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations.

“First Lien Collateral Documents” means the Collateral Documents (as defined in the First Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Lien Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Loan Documents.

“First Lien Loan Documents” means the First Lien Credit Agreement and the Loan Documents (as defined in the First Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“First Lien Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“First Lien Obligations” means, subject to clause (c) hereof, the following:

(a) (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the First Lien Credit Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Priority Agreement, (iii) all Hedging Agreements entered into with a Person who at the time such Hedge Agreement was entered into was the administrative agent under the First Lien Credit Agreement or any First Lien Lender (or any of their Affiliates), (iv) all guarantee obligations, fees, expenses and other all other Obligations under the First Lien Credit Agreement and the other First Lien Loan Documents, and (v) all indemnity obligations under the First Lien Credit Agreement and other First Lien Loan Documents, in each case, whether or not allowed or allowable in an Insolvency or Liquidation Proceeding.

(b)  To the extent any payment with respect to any First Lien Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Lien Claimholders, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Claimholders and the Second Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred.  To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the First Lien Loan Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the First Lien Claimholders and the Second Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “First Lien Obligations”.

(c)  Notwithstanding the foregoing, if the sum of:  (1) Indebtedness for borrowed money constituting principal outstanding under the First Lien Credit Agreement and the other First Lien Documents; plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the First Lien Credit Agreement, is in excess of the Cap Amount, then only that portion of such Indebtedness and such aggregate face amount of letters of credit equal to the Cap Amount shall be included in First Lien Obligations and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Lien Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the First Lien Obligations.

“First Lien Subsidiary Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means the Company, each of the Guarantor Subsidiaries and each other Person that has or may from time to time hereafter execute and deliver a First Lien Collateral Document or a Second Lien Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof).

“Guarantor Subsidiaries” has the meaning set forth in the Recitals to this Agreement.

“Hedge Agreements” means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of the First Lien Credit Agreement or otherwise in the ordinary course of business of the Company and/or its Affiliates.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Hedge Agreements.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a)                                  any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b)                                 any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c)                                  any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)                                 any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of its Affiliates against fluctuations in interest rates and is not for speculative purposes.

“Lender Counterparty” means Person who at the time such Hedge Agreement was entered into was the administrative agent under the First Lien Credit Agreement, a First Lien Lender or an Affiliate of any of the foregoing Persons.

“Lien” means any lien (including, without limitation, judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“New Agent” has the meaning assigned to that term in Section 5.5.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the First Lien Claimholders, the Second Lien Claimholders or any of them or their respective Affiliates under the First Lien Loan

Documents, the Second Lien Loan Documents or Hedge Agreements, whether for principal, interest or payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the First Lien Credit Agreement or the Second Lien Credit Agreement, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Administrative Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at that time, including the Second Lien Lenders and the agents under the Second Lien Loan Documents.

“Second Lien Collateral” means all of the Company’s (i) Eligible Aircranes and installed Engines and rotables, (ii) Other Aircranes and (iii) Real Property (each as defined in the First Lien Credit Agreement), with respect to which a Lien is granted as security for any Second Lien Obligations.

“Second Lien Collateral Documents” means the Collateral Documents (as defined in the Second Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Second Lien Lenders” means the “Lenders” under and as defined in the Second Lien Credit Agreement.

“Second Lien Loan Documents” means the Second Lien Credit Agreement and the Loan Documents (as defined in the Second Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“Second Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Lien Obligations” means all Obligations outstanding under the Second Lien Credit Agreement and the other Second Lien Loan Documents.  “Second Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Sponsors” means ZM Equity Partners, L.P., a Delaware limited partnership, D.B. Zwirn & Co., L.P., a Delaware limited partnership, Stonehouse Capital Partners, LLC, a Delaware limited liability company and each of their respective Affiliates.

“Standstill Period” has the meaning set forth in Section 3.1.

“Subsidiary” means, with respect to any Person, of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2                               Terms Generally.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise:

(a)                                  any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b)                                 any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c)                                  the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)                                 all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)                                  the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.  Lien Priorities.

2.1                               Relative Priorities.  Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Second Lien Loan Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Lien Obligations or any other circumstance whatsoever, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that:

(a)                                  any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Administrative Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations now or hereafter created; and

(b)                                 any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Administrative Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Liens on the Collateral securing any First Lien Obligations now or hereafter created.  All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2                               Prohibition on Contesting Liens.  Each of the Second Lien Administrative Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Administrative Agent, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Administrative Agent or any First Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

2.3                               No New Liens.  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof.

2.4                               Similar Liens and Agreements.  The parties hereto agree, subject to the other provisions of this Agreement:

(a)                                  upon request by the First Lien Administrative Agent or the Second Lien Administrative Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

(b)                                 that the documents and agreements creating or evidencing any Second Lien Collateral, subject to Section 5.3(d), shall be in all material respects the same forms of documents covering the same First Lien Collateral other than with respect to the first lien and the second lien nature of the Obligations thereunder.

SECTION 3.  Enforcement.

3.1                               Exercise of Remedies.

(a)                                  Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Administrative Agent and the Second Lien Claimholders:

(1)                                  will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Administrative Agent or any Second Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Second Lien Administrative Agent may exercise any or all such rights or remedies and/or the Second Lien Claimholders may direct the Second Lien Administrative Agent to exercise remedies with respect to the Collateral, in each case, after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which the Second Lien Administrative Agent declared the existence of any Event of Default under any Second Lien Loan Documents and demanded the repayment of all the principal amount of any Second Lien Obligations; and (ii) the date on which the First Lien Administrative Agent received notice from the Second Lien Administrative Agent of such declarations of an Event of Default, (the “Standstill Period”); provided further, however, that notwithstanding anything herein to the contrary, in no event shall the Second Lien Administrative Agent or any Second Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, the First Lien Administrative Agent or First Lien Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Second Lien Administrative Agent);

(2)                                  will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Administrative Agent or any First Lien Claimholder or any other exercise by the First Lien Administrative Agent or any First Lien Claimholder of any rights and remedies relating to the Collateral under the First Lien Loan Documents or otherwise; and

(3)                                  subject to their rights under clause (a)(1) above, will not object to the forbearance by the First Lien Administrative Agent or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case, so long as the Liens granted to secure the Second Lien Obligations of the Second Lien Claimholders attach to the proceeds thereof subject to the relative priorities described in Section 2.

(b)                                 Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 3.1(a)(1), the First Lien Administrative Agent and the First Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt) and, subject to Section 5.1, to make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Administrative Agent or any Second Lien Claimholder; provided that the Lien securing the Second Lien Obligations shall remain on the proceeds of such First Lien Collateral not applied to reduce First Lien Obligations subject to the relative priorities described in Section 2.  In exercising rights and remedies with respect to the First Lien

Collateral, the First Lien Administrative Agent and the First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of such Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)                                  Notwithstanding the foregoing, the Second Lien Administrative Agent and any Second Lien Claimholder may:

(1)                                  file a claim or statement of interest with respect to the Second Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company;

(2)                                  take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Administrative Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Second Lien Collateral;

(3)                                  file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims secured by the Second Lien Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)                                  vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Second Lien Collateral; and

(5)                                  exercise any of its rights or remedies with respect to the Second Lien Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(1).

The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of First Lien Obligations has occurred, except in connection with any foreclosure expressly permitted by Section 3.1(a)(1) to the extent the Second Lien Administrative Agent and Second Lien Claimholders are permitted to retain the proceeds thereof in accordance with Section 4.2 of this Agreement).  Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(b) and this Section 3.1(c), the sole right of the Second Lien Administrative Agent and the Second Lien Claimholders with respect to the Second Lien Collateral is to hold a Lien on such Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(d)                                 Subject to Sections 3.1(a) and (c) and Section 6.3(b):

(1)                                  the Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Lien Administrative Agent and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Second Lien Collateral, whether by foreclosure or otherwise; and

(2)                                  the Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Administrative Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Administrative Agent or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders.

(e)                                  Except as specifically set forth in Sections 3.1(a) and (d), the Second Lien Administrative Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company in accordance with the terms of the Second Lien Loan Documents and applicable law; provided that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of First Lien Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.

(f)                                    Except as specifically set forth in Sections 3.1(a) and (d), nothing in this Agreement shall prohibit the receipt by the Second Lien Administrative Agent or any Second Lien Claimholders of the required payments of interest owed in respect of the Second Lien Obligations so long as such receipt is not in violation of the First Lien Credit Agreement and is not the direct or indirect result of the exercise by the Second Lien Administrative Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Administrative Agent or the First Lien Claimholders may have with respect to the First Lien Collateral.

3.2          Actions Upon Breach.  If any Second Lien Claimholder, in contravention of the terms of this Agreement, in any way take, attempt to or threaten to take any action with respect to the Second Lien Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, this Agreement shall create an irrebutable presumption and admission by such Second Lien Claimholder that relief against such Second Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the First Lien Claimholders, it being understood and agreed by the Second Lien Administrative Agent on behalf of each Second Lien Claimholder that (i) the First Lien Claimholders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Lien Claimholder waives any defense that the Grantors and/or the First Lien Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4.  Payments.

4.1                               Application of Proceeds.  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the First Lien Administrative Agent or First Lien Claimholders shall be applied by the First Lien Administrative Agent to the First Lien Obligations in such order as specified in the relevant First Lien Loan Documents.  Upon the Discharge of First Lien Obligations, the First Lien Administrative Agent shall deliver to the Second Lien Administrative Agent any Second Lien Collateral and proceeds of such Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Administrative Agent to the Second Lien Obligations in such order as specified in the Second Lien Collateral Documents.

4.2                               Payments Over.  (a)  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Lien Administrative Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) relating to the Collateral in contravention of this Agreement in all cases shall be segregated and held in trust and forthwith paid over to the First Lien Administrative Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The First Lien Administrative Agent is hereby authorized to make any such endorsements as agent for the Second Lien Administrative Agent or any such Second Lien Claimholders.  This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(b)  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Lien Administrative Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off or recoupment) relating to the Second Lien Collateral not in contravention of this Agreement shall be segregated and held in trust and, subject to reductions for reasonable costs and attorneys’ fees permitted under the Second Lien Loan Documents incurred in the exercise of such right or remedy by the Second Lien Administrative Agent or any Second Lien Claimholder in connection with the recovery of such Collateral, forthwith paid over to the First Lien Administrative Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.   The First Lien Administrative Agent is hereby authorized to make any such endorsements as agent for the Second Lien Administrative Agent or any such Second Lien Claimholders.  This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(c)  So long as the Discharge of First Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding the Second Lien Administrative Agent or any Second Lien Claimholders shall receive any distribution of money or other property in respect of the Second Lien Collateral, such money or other property shall be segregated and held in trust and forthwith paid over to the First Lien Administrative Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements.  Any Lien received by the Second Lien Administrative Agent or any Second Lien Claimholders in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

SECTION 5.  Other Agreements.

5.1                               Releases.  (a) If in connection with the exercise of the First Lien Administrative Agent’s remedies in respect of the Collateral, the First Lien Administrative Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, then the Liens, if any, of the Second Lien Administrative Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released.  The Second Lien Administrative Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Administrative Agent such termination statements, releases and other documents as the First Lien Administrative Agent or Grantor may request to effectively confirm such release.

(b)                                 If, in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of the First Lien Loan Documents and not expressly prohibited under the terms of the Second Lien Loan Documents (other than in connection with the exercise of the First Lien Administrative Agent’s remedies in respect of the Collateral which shall be governed by Section 5.1(a) above), the First Lien Administrative Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, other than (A) in connection with the payment applied to the First Lien Obligations and (B) after the occurrence and during the continuance of any Event of Default under the Second Lien Credit Agreement, then the Liens, if any, of the Second Lien Administrative Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released.  The Second Lien Administrative Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Administrative Agent or Grantor such termination statements, releases and other documents as the First Lien Administrative Agent or such Grantor may request to effectively confirm such release.

(c)                                  Until the Discharge of First Lien Obligations occurs, the Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Administrative Agent and any officer or agent of the First Lien Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Administrative Agent or such holder or in the First Lien Administrative Agent’s own name, from time to time in the First Lien Administrative Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(d)                                 Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Administrative Agent or the First Lien Claimholders (i) have released any Lien on Collateral and any such Liens are later reinstated or (ii) obtain any new liens from the Company on any Second Lien Collateral, then the Second Lien Administrative Agent, for itself and for the Second Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement.

5.2                               Insurance.  Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Administrative Agent and the First Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral.  Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be paid to the First Lien Administrative Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Loan Documents (including for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Lien Obligations are outstanding, and subject to the rights of the Company under the Second Lien Loan Documents, to the Second Lien Administrative Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of First Lien Obligations has occurred, if the Second Lien Administrative Agent or any Second Lien Claimholders

shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Lien Administrative Agent in accordance with the terms of Section 4.2.

5.3                               Amendments to First Lien Loan Documents and Second Lien Loan Documents.  (a)  The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Second Lien Administrative Agent or the Second Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt bind themselves in a writing addressed to the Second Lien Administrative Agent and the Second Lien Claimholders to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not, without the consent of the Second Lien Administrative Agent:

(1)                                  increase the sum of the aggregate principal amount of the First Lien Obligations in excess of the Cap Amount;

(2)                                  increase the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the First Lien Obligations (excluding increases (A) resulting from application of the pricing grid set forth in the First Lien Credit Agreement as in effect on the date hereof or (B) resulting from the accrual of interest at the default rate) by more than 200 basis points;

(3)                                  extend the scheduled maturity of the First Lien Credit Agreement or any Refinancing thereof beyond the scheduled maturity of the Second Lien Credit Agreement or any Refinancing thereof; or

(4)                                  modify (or have the effect of a modification of) the mandatory prepayment provisions of the First Lien Credit Agreement in a manner adverse to the lenders under the Second Lien Credit Agreement.

(b)                                 Without the prior written consent of the First Lien Administrative Agent, no Second Lien Loan Document may be Refinanced, amended, restated, supplemented or otherwise modified or entered into to the extent such Refinancing, amendment, restatement, supplement or modification, or the terms of any new Second Lien Loan Document, would:

(1)                                  increase the “Applicable Margin” or similar component of the interest rate (excluding increases resulting from the accrual of interest at the default rate);

(2)                                  change any default or Event of Default thereunder in a manner adverse to the loan parties thereunder;

(3)                                  change (to earlier dates) any dates upon which payments of principal or interest are due thereon;

(4)                                  change the prepayment provisions thereof; or

(5)                                  increase materially the obligations of the obligor thereunder or to confer any additional material rights of the Second Lien Lenders (or a representative on their behalf) which would be adverse to any loan parties, any First Lien Lenders, the First Lien Administrative Agent or the holders of any other First Lien Obligations.

The Second Lien Credit Agreement may be Refinanced to the extent the terms and conditions of such Refinancing debt meet the requirements of this Section 5.3(b), the average life to maturity thereof is greater than or equal to that of the Second Lien Credit Agreement and the holders of such Refinancing debt bind themselves in a writing addressed to the First Lien Administrative Agent and the First Lien Claimholders to the terms of this Agreement.

(c)                                  The Company agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Administrative Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of September 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Erickson Air-Crane Incorporated, KeyBank National Association, as First Lien Administrative Agent and D.B. Zwirn Special Opportunities Fund, L.P., as Second Lien Administrative Agent and certain other persons party or that may become party thereto from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Company agrees that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Administrative Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Collateral Document covering such Collateral.

(d)                                 In the event any First Lien Administrative Agent or the First Lien Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Administrative Agent, such First Lien Claimholders, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Collateral Document without the consent of the Second Lien Administrative Agent or the Second Lien Claimholders and

without any action by the Second Lien Administrative Agent, the Company or any other Grantor, provided that:

(1)                                  no such amendment, waiver or consent shall have the effect of:

(A)                              removing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 and provided that there is a corresponding release of the Liens securing the First Lien Obligations;

(B)                                imposing duties on the Second Lien Administrative Agent without its consent;

(C)                                permitting other Liens on the Collateral not permitted under the terms of the Second Lien Loan Documents or Section 6; or

(D)                               being prejudicial to the interests of the Second Lien Claimholders to a greater extent than the First Lien Claimholders; and

(2)                                  notice of such amendment, waiver or consent shall have been given to the Second Lien Administrative Agent within ten Business Days after the effective date of such amendment, waiver or consent.

5.4                               Gratuitous Bailee for Perfection.  (a)  The First Lien Administrative Agent agrees to hold that part of the Second Lien Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the First Lien Claimholders and as gratuitous bailee for the Second Lien Administrative Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Loan Documents, respectively, subject to the terms and conditions of this Section 5.4.

(b)                                 The First Lien Administrative Agent shall have no obligation whatsoever to the First Lien Claimholders, the Second Lien Administrative Agent or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4.  The duties or responsibilities of the First Lien Administrative Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in paragraph (d) below.

(c)                                  The First Lien Administrative Agent shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the First Lien Claimholders, the Second Lien Administrative Agent or any Second Lien Claimholder and the Second Lien

Administrative Agent and the Second Lien Claimholders hereby waive and release the First Lien Administrative Agent from all claims and liabilities arising pursuant to the First Lien Administrative Agent’s role under this Section 5.4 as gratuitous bailee with respect to the Common Collateral.  It is understood and agreed that the interests of the First Lien Administrative Agent and the Second Lien Administrative Agent may differ and the First Lien Administrative Agent shall be fully entitled to act in its own interest without taking into account the interests of the Second Lien Administrative Agent or Second Lien Claimholders.

(d)                                 Upon the Discharge of First Lien Obligations under the First Lien Loan Documents to which the First Lien Administrative Agent is a party, the First Lien Administrative Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (such endorsement shall be without recourse and without any representation or warranty), first, to the Second Lien Administrative Agent to the extent Second Lien Obligations remain outstanding and, second, to the Company to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral).  The First Lien Administrative Agent further agrees to take all other action reasonably requested by the Second Lien Administrative Agent at the expense of the Second Lien Administrative Agent or the Company in connection with the Second Lien Administrative Agent obtaining a first-priority interest in the remaining Pledged Collateral or as a court of competent jurisdiction may otherwise direct.

5.5                               When Discharge of First Lien Obligations Deemed to Not Have Occurred.  If, at any time after the Discharge of First Lien Obligations has occurred, the Company thereafter enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation which Refinancing is permitted by the Second Lien Loan Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the New First Lien Debt Notice is delivered to the Second Lien Administrative Agent in accordance with the next sentence, the obligations under such Refinancing of the First Lien Loan Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Administrative Agent under such First Lien Loan Documents shall be the First Lien Administrative Agent for all purposes of this Agreement.  Upon receipt of a notice (the “New First Lien Debt Notice”) stating that the Company has entered into a new First Lien Loan Document (which notice shall include the identity of the new first lien collateral agent, such agent, the “New Agent”), the Second Lien Administrative Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral).  The New Agent shall agree in a writing addressed to the Second

Lien Administrative Agent and the Second Lien Claimholders to be bound by the terms of this Agreement.

5.6                               Purchase Right.  Without prejudice to the enforcement of the First Lien Claimholders remedies, the First Lien Claimholders agree that, at any time following (a) an acceleration of the First Lien Obligations in accordance with the terms of the First Lien Credit Agreement, (b) a payment default under the First Lien Credit Agreement that has not been cured or waived by the First Lien Secured Parties within 60 days of the occurrence thereof or (c) the commencement of any Insolvency or Liquidation Proceeding, the First Lien Claimholders will offer the Second Lien Claimholders the option to purchase the entire aggregate amount of outstanding First Lien Obligations (including unfunded commitments under the First Lien Credit Agreement) at par plus accrued interest (without regard to any prepayment penalty or premium), without warranty or representation or recourse, on a pro rata basis across First Lien Claimholders.  The Second Lien Claimholders shall irrevocably accept or reject such offer within ten (10) Business Days of the receipt thereof and the parties shall endeavor to close promptly thereafter.  If the Second Lien Claimholders accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Administrative Agent and the Second Lien Administrative Agent.  If the Second Lien Claimholders reject such offer (or do not so irrevocably accept such offer within the required timeframe), the First Lien Claimholders shall have no further obligations pursuant to this Section 5.6 and may take any further actions in their sole discretion in accordance with the First Lien Loan Documents and this Agreement.

SECTION 6.  Insolvency or Liquidation Proceedings.

6.1                               Finance and Sale Issues.  Until the Discharge of First Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Administrative Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the First Lien Administrative Agent or any other creditor has a Lien or to permit the Company or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Administrative Agent or to the extent permitted by Section 6.3); provided that the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of First Lien Obligations plus the aggregate face amount of any letters of credit issued and not reimbursed under the First Lien Credit Agreement does not exceed the Cap Amount and the Second Lien Administrative Agent and the Second Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests.  The Second Lien Administrative Agent on behalf of the Second Lien Claimholders, agrees that it will raise no objection or oppose a motion to sell or otherwise dispose of any Second Lien Collateral free and clear of its Liens or other claims under Section 363 of the

Bankruptcy Code if the requisite First Lien Claimholders have consented to such sale or disposition of such assets, and such motion does not impair the rights of the Second Lien Claimholders under Section 363(k) of the Bankruptcy Code; provided that the Cap Amount shall be reduced by an amount equal to the net cash proceeds of such sale or other disposition which are used to pay the principal or face amount of the First Lien Obligations.

6.2          Relief from the Automatic Stay.  Until the Discharge of First Lien Obligations has occurred, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Second Lien Collateral, without the prior written consent of the First Lien Administrative Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by the Bankruptcy Court.

6.3          Adequate Protection.

(a)           The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1)           any request by the First Lien Administrative Agent or the First Lien Claimholders for adequate protection; or

(2)           any objection by the First Lien Administrative Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Administrative Agent or the First Lien Claimholders claiming a lack of adequate protection.

(b)           Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1)           if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Second Lien Administrative Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement; and

(2)           The Second Lien Administrative Agent and Second Lien Claimholders shall only be permitted to seek adequate protection with respect to their rights in the Second Lien Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that, as adequate protection for the First Lien Obligations, the First Lien Administrative Agent, on behalf of the First Lien Claimholders, is also granted a senior Lien on such additional collateral; (B) replacement Liens on the Collateral; provided that, as adequate protection for the First Lien Obligations, the First Lien Administrative Agent, on behalf of the First Lien Claimholders, is also granted senior replacement Liens on the Collateral; (C) an administrative expense claim; provided that, as adequate protection for the First Lien Obligations, the First Lien Administrative Agent, on behalf of the First Lien Claimholders, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Second Lien Administrative Agent and the Second Lien Claimholders; and (D) cash payments with respect to interest on the Second Lien Obligations; provided that either (1) as adequate protection for the First Lien Obligations, the First Lien Administrative Agent, on behalf of the First Lien Claimholders, is also granted cash payments with respect to interest on the First Lien Obligations, or (2) such cash payments do not exceed an amount equal to the interest accruing on the principal amount of Second Lien Obligations outstanding on the date such relief is granted at the interest rate under the Second Lien Credit Documents and accruing from the date the Second Lien Administrative Agent is granted such relief.  If any Second Lien Secured Party receives post-petition interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding (“Second Lien Adequate Protection Payments”), and the First Lien Secured Parties do not receive payment in full in cash of all First Lien Obligations (subject, in the case of principal outstanding under the First Lien Credit Agreement and the other First Lien Documents and face amounts of letters of credit, to the Cap Amount) upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then, each Second Lien Claimholders shall pay over to the First Lien Claimholders an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Second Lien Adequate Protection Payments received by such Second Lien Claimholders and (ii) the amount of the short-fall (the “Short Fall”) in payment in full of the First Lien Loan Obligations (subject, in the case of principal outstanding under the First Lien Credit Agreement and the other First Lien Documents and face amounts of letters of credit, to the Cap Amount); provided that to the extent any portion of the Short Fall represents payments received by the First Lien Claimholders in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, the First Lien Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, pro rata, equal in value to the cash paid in respect of the Pay-Over Amount to the applicable Second Lien Claimholders in exchange for the Pay-Over Amount.  Notwithstanding anything herein to the contrary, the First Lien Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the Second Lien Claimholders made pursuant to the foregoing Section 6.3(b).

(c)           The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Claimholders, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to the Second Lien Administrative Agent at least two (2) Business Days in advance of such hearing and that notice of a hearing to approve DIP Financing or use of Cash Collateral on a final basis shall be adequate if delivered to the Second Lien Administrative Agent at least fifteen (15) days in advance of such hearing.

6.4          No Waiver.  Subject to Sections 3.1(a) and (d), nothing contained herein shall prohibit or in any way limit the First Lien Administrative Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Administrative Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Administrative Agent or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Administrative Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

6.5          Avoidance Issues.  If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts, and from and after the date of such reinstatement the Discharge of First Lien Obligations shall be deemed not the have occurred for all purposes hereunder.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6          Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7          Post-Petition Interest.  (a)  Neither the Second Lien Administrative Agent nor any Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Administrative Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Interest to the extent of the value of any First Lien Claimholder’s Lien, without regard to the existence of the Lien of the Second Lien Administrative Agent on behalf of the Second Lien Claimholders on the Collateral.

(b)           Neither the First Lien Administrative Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Administrative Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Second Lien Administrative Agent on behalf of the Second Lien Claimholders on the Second Lien Collateral (after taking into account the value of the First Lien Obligations).

6.8          Waiver.  The Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.9          Separate Grants of Security and Separate Classification. The Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, and the First Lien Administrative Agent for itself and on behalf of the First Lien Claimholders, acknowledges and agrees that:

(a)           the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(b)           because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Second Lien Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Second Lien Collateral (with the effect being that, to the extent that the aggregate value of the Second Lien Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of post-petition interest, including any additional interest payable pursuant to the First Lien Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Claimholders with respect to the Second Lien Collateral, with the Second Lien Administrative Agent, for itself and on behalf of the Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the First Lien Administrative Agent, for itself and on behalf of the First Lien Claimholders, Second Lien Collateral or proceeds of Second Lien Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders).

SECTION 7.  Reliance; Waivers; Etc.

7.1          Reliance.  Other than any reliance on the terms of this Agreement, the First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under its First Lien Loan Documents, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Administrative Agent or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement or this Agreement.  The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Administrative Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Loan Documents or this Agreement.

7.2          No Warranties or Liability.  The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, acknowledges and agrees that each of the Second Lien Administrative Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Except as otherwise provided herein, the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Except as otherwise provided herein, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Obligations, acknowledges and agrees that the First Lien Administrative Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Except as otherwise provided herein, the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Second Lien Administrative Agent and the Second Lien Claimholders shall have no duty to the First Lien Administrative Agent or any of the First Lien Claimholders, and the First Lien Administrative Agent and the First Lien Claimholders shall have no duty to the Second Lien Administrative Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Loan Documents and the Second Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3          No Waiver of Lien Priorities.  (a)  No right of the First Lien Claimholders, the First Lien Administrative Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Lien Claimholder or the First Lien Administrative Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Loan Documents, regardless of any knowledge thereof which the First Lien Administrative Agent or the First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3(a)), the First Lien Claimholders, the First Lien Administrative Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, the Second Lien Administrative Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Administrative Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Administrative Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(1)           change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Administrative Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Loan Documents; provided that any such increase in the First Lien Obligations shall not increase the sum of the Indebtedness constituting principal under the First Lien Credit Agreement and the face amount of any letters of credit issued under the First Lien Credit Agreement and not reimbursed to an amount in excess of the Cap Amount;

(2)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Company or any other Grantor to the First Lien Claimholders or the First Lien Administrative Agent, or any liability incurred directly or indirectly in respect thereof;

(3)           settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(4)           exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)           Except as otherwise expressly provided herein, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the First Lien Claimholders and the First Lien Administrative Agent shall have no liability to the Second Lien Administrative Agent or any Second Lien Claimholders, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against any First Lien Claimholder or the First Lien Administrative Agent, arising out of any and all actions which the First Lien Claimholders or the First Lien Administrative Agent may take or permit or omit to take with respect to:

(1)           the First Lien Loan Documents (other than this Agreement);

(2)           the collection of the First Lien Obligations; or

(3)           the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral.  The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Administrative Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.

(d)           Until the Discharge of First Lien Obligations, the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4          Obligations Unconditional.  All rights, interests, agreements and obligations of the First Lien Administrative Agent and the First Lien Claimholders and the Second Lien Administrative Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Loan Documents;

(b)           except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Loan Document;

(c)           except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guaranty thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Administrative Agent, the First Lien Obligations, any First Lien Claimholder, the Second Lien Administrative Agent, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

SECTION 8.  Miscellaneous.

8.1          Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Loan Documents, the provisions of this Agreement shall govern and control.

8.2          Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Administrative Agent or any Second Lien Claimholder subject to the Second Lien Loan Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereof.  The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a)           with respect to the First Lien Administrative Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.5; and

(b)           with respect to the Second Lien Administrative Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate.

8.3          Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Administrative Agent or the First Lien Administrative Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly and adversely affected.

8.4          Information Concerning Financial Condition of the Company and its Subsidiaries.  The First Lien Administrative Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Administrative Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations.  The First Lien Administrative Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Administrative Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event the First Lien Administrative Agent or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Administrative Agent or any Second Lien Claimholder, it or they shall be under no obligation:

(a)           to make, and the First Lien Administrative Agent and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)           to provide any additional information or to provide any such information on any subsequent occasion;

(c)           to undertake any investigation; or

(d)           to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5          Subrogation.  With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Claimholders or the Second Lien Administrative Agent pays over to the First Lien Administrative Agent or the First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Lien Administrative Agent shall be subrogated to the rights of the First Lien Administrative Agent and the First Lien Claimholders; provided that the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.  The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Administrative Agent or the Second Lien Claimholders that are paid over to the First Lien Administrative Agent or the First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

8.6          Application of Payments.  All payments received by the First Lien Administrative Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents.  The Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment, subject to Section 5.3(a)(3), of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7          SUBMISSION TO JURISDICTION; WAIVERS.  (a)  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1)           ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2)           WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3)           AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED,

TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND

(4)           AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b)           EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)           EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FIRST LIEN LOAN DOCUMENT OR SECOND LIEN LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

8.8          Notices.  All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Administrative Agent and the First Lien Administrative Agent, respectively.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9          Further Assurances.  The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders under the Second Lien Loan Documents, and the Company, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Administrative Agent or the Second Lien Administrative Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.10        APPLICABLE LAW.  THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY RELATING TO THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW OR TORT LAW, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11        Binding on Successors and Assigns.  This Agreement shall be binding upon the First Lien Administrative Agent, the First Lien Claimholders, the Second Lien Administrative Agent, the Second Lien Claimholders and their respective successors and assigns.  If either of the First Lien Administrative Agent or the Second Lien Administrative Agent resigns or is replaced pursuant to the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement.

8.12        Specific Performance. Each of the First Lien Administrative Agent and the Second Lien Administrative Agent may demand specific performance of this Agreement.  The First Lien Administrative Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Administrative Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Administrative Agent or the First Lien Claimholders or the Second Lien Administrative Agent or the Second Lien Claimholders, as the case may be.

8.13        Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14        Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15        Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16        No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders.  Nothing in this Agreement shall impair, as between the Company and the other Grantors and the First Lien Administrative Agent and the First Lien Claimholders, or as between the Company and the other Grantors and the Second Lien Administrative Agent and the Second Lien Claimholders, the obligations of the Company and the other Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Loan Documents and the Second Lien Loan Documents, respectively.

8.17        Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Administrative Agent and the First Lien Claimholders on the one hand and the Second Lien Administrative Agent and the Second Lien Claimholders on the other hand.  None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First Lien Administrative Agent

KEYBANK NATIONAL ASSOCIATION,
as First Lien Administrative Agent,

By:	/s/ RONALD J. MIDDLETON
Name: Ronald J. Middleton
Title: Vice President

Large Middle Market
Mail Code: OH-01-27-0500
127 Public Square
Cleveland, Ohio 44114-1306
Attn: David J. Ray, Credit Officer
Telephone:	(216) 689-4863
Facsimile:	(216) 689-8468
Electronic Mail: David_J_Ray@keybank.com

Second Lien Administrative Agent

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.,
as Second Lien Administrative Agent

By:	/s/ LAWRENCE D. CUTLER
Name:
Title:

c/o D.B. Zwirn & Co.
745 5th Ave. 16th Floor
New York, New York 10001
Attn: Quinn Morgan
Telephone: 646-720-9100
Facsimile: 646-720-9000
Electronic Mail: qmorgan@dbzco.com

Acknowledged and Agreed to by:

ERICKSON AIR-CRANE INCORPORATED

By:	/s/ JAMES RILEY LOFTIN
Name: James Riley Loftin
Title: Chief Financial Officer
Erickson Air-Crane Incorporated

3100 Willow Springs Road
Central Point, Oregon 97502
Attn:	Mark F. Deems
Executive Vice President, Chief Legal Officer and
Corporate Secretary
	Telephone:	(541) 664-9405
	Fax:	(541) 664-9440
	Email:	mdeems@ericksonaircrane.com

or

Attn:	J. Riley Loftin
Chief Financial Officer
	Telephone:	(541) 664-9541
	Fax:	(541) 664-9565
	Email:	rloftin@ericksonaircrane.com